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                                                                   Exhibit 23(d)



                        [PRATOR BETT, L.L.C. LETTERHEAD]



                         CONSENT OF PRATOR BETT, L.L.C.

As oil and gas consultants, we hereby consent to the use of our name and our report dated November 1, 2004 in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 333-84594 and 333-70702 on Form S-3, and 2-82760, 33-6369, 033-63193, 333-62070,
333-113204 and 333-116192 on Form S-8.

                                               Prator Bett, L.L.C.

                                               By /s/ M. Drayton Prator, III
                                                  ------------------------------

                                               M. Drayton Prator, III, PE

                                               Partner


Houston, Texas
December 14, 2004